EXHIBIT 5

                            FREDRIKSON & BYRON, P.A.
                       200 South Sixth Street, Suite 4000
                          Minneapolis, Minnesota 55402

                            Telephone: (612) 492-7000
                            Facsimile: (612) 492-7077


                                November 3, 2006


CorVu Corporation
3400 West 66th Street
Edina, Minnesota  55435

      Re:   Registration Statement on Form S-8

Ladies/Gentlemen:

      We are acting as corporate counsel to CorVu Corporation (the "Company") in connection with the original registration by the Company on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act") of options and an aggregate of 97,500 shares (the "Shares") of Common Stock issuable pursuant to the Nonqualified Stock Option Agreements dated July 28, 2006 between the Company and Ismail Kurdi, Robert L. Doretti and Joseph J. Caffarelli, respectively (the "Agreements").

      In acting as such counsel and for the purpose of rendering this opinion, we have reviewed copies of the following, as presented to us by the Company:

      1.    The Company's Articles of Incorporation, as amended.

      2.    The Company's Bylaws, as amended.

      3. Certain corporate resolutions adopted by the Board of Directors of the Company pertaining to the authorization of the Agreements.

      4.    The Agreements.

      5.    The Registration Statement.

      Based on, and subject to, the foregoing and upon representations and information provided by the Company or its officers or directors, it is our opinion as of this date that:

      1. The Shares are validly authorized by the Company's Articles of Incorporation, as amended.

      2. Upon issuance and delivery of the Shares against receipt by the Company of the consideration for the Shares pursuant to the terms of the Agreements, the Shares will be validly issued, fully paid and nonassessable.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                        Very truly yours,

                                        FREDRIKSON & BYRON, P.A.


                                        By /s/ Barbara Muller
                                          --------------------------------------
                                           Barbara Muller



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